UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 24, 2014

COMPRESSCO PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35195	94-3450907
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma	73102
(Address of principal executive office)	(Zip Code)

(405) 677-0221

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Underwriting Agreement

On July 24, 2014, Compressco Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (collectively, the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 15,280,000 common units representing limited partner interests in the Partnership (the “Common Units”) relating to a public offering of such Common Units at $23.50 per Common Unit. The Underwriters were also granted a 30-day option to purchase up to 2,292,000 additional Common Units. The material terms of the offering of the Common Units are described in the prospectus supplement, dated July 28, 2014 (the “Prospectus Supplement”), as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units are registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-195438), and the closing with respect to the public offering of such Common Units is expected to occur on July 30, 2014, subject to customary closing conditions.

The Partnership intends to use the net proceeds from the Common Units offering, including a proportionate capital contribution from Compressco Partners GP Inc., the general partner of the Partnership, to fund a portion of the purchase price of the previously announced pending acquisition of Compressor Systems, Inc. (the “CSI Acquisition”) and to repay the approximately $37.9 million of borrowings outstanding under our existing credit agreement, including $0.1 million of letters of credit. If the pending CSI Acquisition does not close, we intend to use the net proceeds of this offering to repay the outstanding borrowings under our existing credit facility and for general partnership purposes, which may include potential alternate acquisitions and potential repurchases of our common units.

Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are lenders under the Partnership’s existing credit facility.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 24, 2014, by and among the Partnership and the Underwriters named therein, relating to the Common Units.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPRESSCO PARTNERS, L.P.

	By:	COMPRESSCO PARTNERS GP INC.,
its general partner

Dated: July 29, 2014

	By:	/s/ James P. Rounsavall
		Name:	James P. Rounsavall
		Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 24, 2014, by and among the Partnership and the Underwriters named therein, relating to the Common Units.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).